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                                                                    EXHIBIT 10.1

                         EXECUTIVE EMPLOYMENT AGREEMENT

           AGREEMENT, effective as of the 22nd day of May, 2002, by and between Netegrity, Inc., a Delaware corporation (the "Company"), and Barry Bycoff, an individual residing at 3 Kress Farm Road, Hingham, Massachusetts (the "Executive").

           WHEREAS, the Company desires to engage the full-time services of the Executive;

           WHEREAS, the Executive desires to be so employed by the Company; and

           WHEREAS, the Company desires to be assured that the unique and expert services of the Executive will be available to the Company on such full-time basis, and that the Executive is willing and able to render such services on the terms and conditions hereinafter set forth.

           NOW, THEREFORE, in consideration of such employment and the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

           Section 1. EMPLOYMENT. The Company hereby employs the Executive as its President and Chief Executive Officer, and the Executive hereby accepts such employment under and subject to the terms and conditions hereinafter set forth. The Executive further agrees to serve as a member and as Chairman of the Board of Directors (the "Board") of the Company if elected or appointed to such office in accordance with the Company's By-Laws.

           Section 2. TERM. Unless sooner terminated as provided in Section 9, the term of employment under this Agreement shall begin on the date first written above and shall conclude on third anniversary thereof (the "Term") subject to automatic renewals for

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additional one (1) year terms unless terminated by the Company upon ninety (90)
days notice prior to the end of the Term or any renewal term.

           Section 3. DUTIES. The Executive shall serve as President and Chief Executive Officer, and he shall perform additional duties consistent with the offices of President and Chief Executive Officer as the Board of Directors of the Corporation may reasonably assign to him from time to time. The Executive hereby agrees to devote his full business time and best efforts to the faithful performance of such duties and to the promotion and forwarding of the business and affairs of the Company for the Term. Notwithstanding any provision herein to the contrary, the Executive shall not be precluded from performing services for another company in the capacity as a member of its Board of Directors, or for a charitable or industry organization, provided the Executive complies fully with the provisions of Section 8 herein below and such performance does not impair Executive's performance of duties hereunder.

           Section 4. SALARY COMPENSATION. In consideration of the services rendered by the Executive under this Agreement, the Company shall pay the Executive an initial base salary (the "Base Salary") at the rate of Three Hundred Seventy-Five Thousand Dollars ($375,000) per calendar year, which Base Salary shall be subject to an annual review by, and to an increase in the sole discretion of, the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). The Base Salary shall be paid in such installments and at such times as the Company pays its regularly salaried key executive employees, and the Board may change the Base Salary from time to time in its sole discretion; provided, however, that in no event shall the Base Salary for any calendar year be less than the Base Salary in effect for the immediately prior calendar year.

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           Section 5. BONUS COMPENSATION. The Executive shall be entitled to participate in the Company bonus plan, pursuant to which he may receive an amount up to seventy-five percent (75%) of his Base Salary compensation ("Eligible Bonus"), such bonus to be payable in accordance with performance milestones mutually agreed to by the Executive and the Compensation Committee prior to each fiscal year.

           Section 6. FRINGE BENEFITS. As a key executive employee of the Company, the Executive shall be eligible to participate in all employee fringe benefit programs as are made available from time to time to the Company's key executive employees.

           Section 7.  BENEFITS. In addition to the compensation detailed in
Section 4, 5 and 6 of this Agreement, the Executive shall be entitled to the following additional benefits:

           Section 7.01. PAID VACATION. The Executive shall be entitled to six
(6) weeks paid vacation per calendar year, such vacation to extend for such periods and shall be taken at such intervals as shall be appropriate and consistent with the proper performance of the Executive's duties hereunder. The Company shall pay the Executive, for vacation time not taken in each year, additional salary to cover such vacation not taken (not to exceed two (2) weeks) in an amount equal to the product of (i) the number of vacation days not taken (not to exceed two (2) weeks), multiplied by (ii) the Executive's daily salary calculated with reference to the Base Salary (assuming a five-day work week).

           Section 7.02. INSURANCE COVERAGE. During the Term, the Company shall provide the Executive with group health, dental and life insurance protection to the same extent that it makes such protection available to its other key executive employees. In addition to this coverage, during the effectiveness of this Agreement, the Company shall

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at its expense obtain for the Executive's benefit (i) a term life insurance policy providing coverage in an amount equal to three (3) times the Executive's Base Salary and (ii) a disability insurance policy (the "Disability Policy") providing coverage in an amount equal to seventy-five percent (75%) of the Executive's Base Salary. The Disability Policy shall be owned by the Executive. While Executive is employed by the Company, the Company shall reimburse the Executive for all annual or other premiums owed on the Disability Policy. During such period, the Company shall also reimburse the Executive in an amount sufficient to reimburse Executive for any tax liability of Executive (including, without limitation, for any state or federal income tax owed by Executive) by reason of the Company's payment of any premium on the Disability Policy.

           Section 7.03. REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Executive for all reasonable expenses actually incurred by the Executive in connection with the business affairs of the Company and the performance of his duties hereunder. The Executive shall comply with such reasonable limitations and reporting requirements with respect to such expenses as the Board may establish from time to time. The Executive shall be entitled to have his wife accompany him on up to two (2) business trips per year at Company expense.

           Section 7.04. RETENTION BONUS. For each year that the Executive remains an employee of the Company, he shall receive a retention bonus (the "Retention Bonus") in an amount equal to Twenty-Five Thousand Dollars ($25,000) as of the 31st day of December in each year henceforth through, and including, December 31, 2007.

           Section 7.05. OTHER BENEFITS. The Company shall reimburse the Executive for the reasonable cost (the reasonableness of such cost to be determined by Compensation

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Committee in its reasonable discretion) of preparing Executive's federal and state income tax returns.

           Section 8.  NON-COMPETITION/NON-SOLICITATION.

           (a) At all times during the term of this Agreement, and thereafter during the "Noncompete Period," as hereinafter defined, the Executive shall not, directly or indirectly, (i) attempt to employ or retain or enter into any contractual or business arrangement with any current or former employee, consultant or independent contractor of the Company, or employ or hire any such person, unless such person has not been employed by the Company, or its predecessors, for a period in excess of one (1) year and/or (ii) induce, influence, combine or conspire with, or attempt to induce, influence, combine or conspire with, any of the officers, employees, independent contractors, agents, consultants, customers or suppliers of the Company to terminate their employment, or other relationship, with or compete against the Company or any present or future subsidiaries or parents of the Company or other related corporate entities with common ownership with the Company ("Affiliate") in a business which is directly or indirectly and substantially engaged in the development, distribution, marketing or sale of products or services being developed, marketed, sold or otherwise provided by the Company at the time of Executive's termination ("Competing Business").

           (b) The Executive acknowledges that his services and responsibilities are unique in character and are of particular significance to the Company, that the Company engages in a competitive business with a national market and that the Executive's continued service to the Company under this Agreement is of a high degree of importance to the Company. Therefore, during the Executive's period of employment,

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the Executive will devote his available business time and best efforts to promoting and advancing the business of the Company in accordance with Section 3 above. During the term of this Agreement and for the period of time ending one
(1) year after the Executive is no longer employed by the Company for any reason whatsoever (the "Noncompete Period"), the Executive shall not, directly or indirectly, engage in a Competing Business, or in any other business which the Company or any of its subsidiaries, parents or Affiliates is actively engaged in, except as an employee or agent of the Company, and shall not, directly or indirectly, as owner, partner, joint venturer, employee, broker, agent, corporate officer, principal, licensor, material shareholder or in any capacity whatsoever, engage in any business which is a Competing Business and which operates anywhere in the United States; PROVIDED, HOWEVER, that the record or beneficial ownership by the Executive of one percent (1%) or less of the outstanding publicly traded capital stock of any such company shall not be deemed to be in violation of this Section 8, provided that the Executive is not an officer, director or employee of such company.

           (c) The provisions of this Section 8 shall not apply to a division, Affiliate, subsidiary or parent which is not itself a Competing Business, notwithstanding its affiliation with a corporate organization which includes a Competing Business.

           Section 9. TERMINATION. This Agreement shall be terminated at the end of the Term, or earlier as follows:

           Section 9.01. DEATH. This Agreement shall terminate upon the death of the Executive, except that the compensation provided in Section 4 shall continue for a period of two (2) years beginning at the end of the month in which the Executive's death occurs.

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           Section 9.02. PERMANENT DISABILITY. This Agreement shall terminate upon the payment of benefit payments pursuant to Section 7.02 hereof in the event of any physical or mental disability of the Executive determined in accordance with the standards applicable to the disability insurance policy referred in Section 7.02 hereof, except that the compensation provided in
Section 4 shall continue for a period of two (2) years beginning at the end of the month in which such disability occurs, such amount to be reduced by any insurance payments received under the disability policy.

           Section 9.03. BY THE COMPANY FOR CAUSE. The employment of the Executive may be terminated by the Company for "Cause," as defined below, at any time effective upon written notice to the Executive. The Company shall provide the Executive with at least ten (10) business days' prior written notice of the reason for termination for Cause and of a Board meeting at which a termination for Cause will be considered and the Executive will have an opportunity to attend and participate in that meeting. For purposes hereof, the term "Cause" shall mean that the Board has determined that any one or more of the following has occurred:

                    (a) The Executive shall have been convicted of, or shall have pleaded guilty or NOLO CONTENDERE to, any felony;

                    (b) The Executive shall have intentionally committed any fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or other act of dishonesty against the Company which has a material adverse effect on the Company; or

                    (c) the Executive shall have (i) refused to carry out the duties reasonably assigned to him by the Board and consistent with his status as President and Chief Executive Officer, or (ii) refused to perform duties set forth in Sections 1 and 3 of this Agreement, which failure, refusal or breach shall have continued for a period of at least thirty (30) days after written notice from the Company describing such failure, refusal or breach in reasonable detail.

           Section 9.04. BY THE COMPANY WITHOUT CAUSE. The Company may terminate the Executive's employment at any time without Cause effective upon ninety (90) days

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written notice to the Executive or payment of ninety (90) days' salary in lieu thereof and upon payments required under Section 10.02.

           Section 9.05. TERMINATION WITHOUT CAUSE. In the addition to Section
9.04 above, each of the following events shall be deemed to be a "Termination Without Cause."

                             (i) termination of the Executive's employment or
significant change in the roles and responsibilities of Executive for any reason within six months prior to or within one (1) year following a "Change of Control," as hereinafter defined;

                             (ii) any change in the location of the principal
place of work of the Executive to a location more than forty (40) miles from Hingham, Massachusetts, as to which change the Executive has not consented, the Executive having consented to employment at the Company's Waltham headquarters;

                             (iii) any reduction in the Executive's Base Salary
to a level below that paid to the Executive for the prior year;

                             (iv)   the demotion of the Executive from his
position as Chairman of the Board, President or Chief Executive Officer or the assignment to him of duties inconsistent with or significantly different from his current position as Chairman of the Board, President or Chief Executive Officer, except in the case where Executive voluntarily relinquishes such role, responsibility or duty in the normal course of Company management and operation;

                             (v) the removal of the Executive from the Board of
Directors of the Company (other than as a result of a voluntary resignation);

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                             (vi) the failure of the Board to nominate the
Executive to election as the Chairman of the Board of Directors;

                             (vii) the failure of any successor or entity to
assume this Agreement after a "Change of Control," as hereinafter defined.

           For purposes hereof a "Change of Control" shall mean the happening of any of the following events: (i) an acquisition by any company, person or group of persons, of fifty percent (50%) or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company, (ii) the approval by the Directors or Shareholders of the Company, and the subsequent consummation thereof, of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company and the members of the Incumbent Board (as hereinafter defined) no longer constitute a majority of the Board of Directors following such transaction, or (iii) persons who, as of March 1, 2002, constituted the Company's Board (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to March 1, 2002 whose election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Agreement, be considered a member of the Incumbent Board.

           Section 9.06. BY THE EXECUTIVE VOLUNTARILY. The Executive may terminate this Agreement at any time effective upon at least thirty (30) business days' prior written notice to the Company.

           Section 10.  TERMINATION PAYMENTS AND BENEFITS.

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           Section 10.01. VOLUNTARY TERMINATION, TERMINATION FOR CAUSE. Upon any
termination of this Agreement: (i) voluntarily by the Executive (other than in conjunction with termination pursuant to Section 9.04 hereof) or (ii) by the Company for Cause as provided in Section 9.03, all payments, salary and other benefits hereunder shall cease at the effective date of termination except as specifically provided in this Section 10.

           Section 10.02. TERMINATION WITHOUT CAUSE; COMPANY ELECTION NOT TO RENEW. In the event that this Agreement is terminated by the Company Without Cause, the Executive shall receive as a termination settlement an amount equal to: (i) any earned and unpaid Base Salary, prorated through the date of termination, (ii) compensation for any accrued vacation and bonuses as specified herein, (iii) a payment equal to two (2) times the Base Salary as is in effect at the effective date of termination, (iv) a payment equal to two (2) times the Eligible Bonus for the current year, and (v) any payment in lieu of notice pursuant to Section 9.04 hereof (the "Termination Payment"). In the event that the Company elects not to renew this Agreement and terminate this Agreement pursuant to Section 2 hereof, the Executive shall receive the Termination Payment as set forth above, except that the payment under items 10.02(iii) and
(iv) shall be equal to one (1) time Base Salary and one (1) times the current year's Eligible Bonus respectively. In the event of termination in accordance with Section 9.05(i) or 9.05(vii) above in connection a Change of Control (as defined in Section 9.05), the Termination Payment shall be as set forth above, except that the payment under items 10.02(iii) and (iv) shall be equal to three
(3) times the Base Salary and three (3) times the current year's Eligible Bonus respectively. The Termination Payment (other than payment in lieu of notice pursuant to

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Section 9.04 and the payments specified in Sections 10.02(i) and
10.02(ii) above, all of which shall be paid in a lump sum upon the Termination Without Cause) shall be paid in twelve (12) monthly installments on the first business day of each of the twelve (12) months following the effective date of termination. The Termination Payment shall be reduced by any statutorily-mandated severance, change of control, plant closing, or similar payment to the Executive by the Company or its stockholders. In addition to the Termination Payment, the Executive shall continue to receive the insurance benefits specified in Section 7.02 for a period of two (2) years following the effective date of such termination without cause hereunder.

           Section 10.03. TERMINATION AND VACATION TIME. Upon termination for any reason or no reason, the Executive shall be entitled to be fully compensated for all unused vacation time accrued.

          Section 10.04. RIGHTS OF SET-OFF. Upon termination for any reason or no reason, in the event that any amounts are then owed to the Company by the Executive under any promissory note or otherwise (the "Executive Debt"), the Company shall have the right to reduce or setoff any amounts payable to the Executive pursuant this Agreement by the amount of such Executive Debt.

          Section 10.05. TERMINATION AND EXERCISABILITY OF OPTIONS. Notwithstanding any provision to the contrary in any Stock Option Agreement(s) by and between the Company and the Executive, upon termination in connection with a Change of Control, fifty percent (50%) of all of Executive's stock options which are unvested on the effective date of termination shall immediately vest.

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             Section 10.06. LIMITATION OF PAYMENTS. Notwithstanding anything herein or in any prior agreement between the Executive and the Company to the contrary, if any portion of the Executive's compensation under this Agreement or otherwise constitutes an "excess parachute payment" within the meaning of
Section 280G(b)(1) of the Internal Revenue Code of the 1986, as amended (the "Code") or regulations promulgated thereunder, then the Executive may either waive all or any portion of such compensation or elect to receive payment of such compensation. If the Executive elects to receive payment of compensation that constitutes an excess parachute payment, then the Executive shall be responsible for payment of (and the Company shall be entitled to withhold from any compensation otherwise payable to the Executive) all applicable individual taxes associated therewith, including any excise tax imposed by Section 4999 of the Code.

             Section 10.7. PUBLIC STATEMENT OF TERMINATION. In the event the Executive's employment terminates for any reason, the Company and the Executive shall make best efforts to agree upon a public statement pertaining to the Executive's termination of employment, and the terms of said statement shall not be subject to subsequent modification by either party unless required by law; provided, however, that in the event the Company and the Executive are unable in good faith to agree on such a statement, the Company may make public statements as are necessary to comply with the law or relevant regulations.

           Section 10.08. NO OTHER BENEFITS. Except as specifically provided in this Section 10, the Executive shall not be entitled to any compensation, severance or other

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benefits from the Company upon the termination of this Agreement for any reason whatsoever.

           Section 11. INDEMNIFICATION. The Company hereby covenants and agrees that the Executive will be indemnified and held harmless to the maximum extent permitted by Delaware law against all expense, liability or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred by reason of the Executive being made a party to, or threatened to be made a party to, or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of the Executive's role as an officer or director of the Company all as set forth in Article VII of the Amended and Restated By-Laws of the Company (the "By-Laws") as in effect on the date hereof. Such indemnification shall include the right to be paid by the Company the expenses, including attorneys' fees, incurred in defending any such proceeding, in advance of its final disposition; PROVIDED, HOWEVER, an advancement of expenses incurred by the Executive shall be made only upon delivery to the Company of an undertaking, by or on behalf of the Executive, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal, that the Executive is not entitled to be indemnified for such expenses under Article VII of the By-Laws or otherwise. The indemnification provided under this Section 11 shall continue for the term of ten (10) years following the effective date of termination of this Agreement for any reason. For a period of five (5) years after the effective date of termination of this Agreement for any reason whatsoever, the Company shall continue to provide coverage for the

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Executive under any directors and officers liability insurance policy held by the Company, if such coverage is commercially available at reasonable rates.

           Section 12. SEVERABLE PROVISIONS. The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

           Section 13. NOTICES. All notices hereunder, to be effective, shall be in writing and shall be delivered by hand or mailed by certified mail, postage and fees prepaid, as follows:

                    If to the Company:           Netegrity, Inc.
                                                 52 Second Avenue
                                                 Waltham, MA 02154
                                                 Attn: Chief Financial Officer



                    Copy to:                     Anthony J. Medaglia, Jr., Esq.
                                                 HUTCHINS, WHEELER & DITTMAR
                                                 A Professional Corporation
                                                 101 Federal Street
                                                 Boston, MA 02110

                    If to the Executive:         Barry Bycoff
                                                 3 Kress Farm Road
                                                 Hingham, MA 02043


or to such other address as a party may notify the other pursuant to a notice given in accordance with this Section 13.

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           Section 14  MISCELLANEOUS.

           Section 14.01. MODIFICATION. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

           Section 14.02. ASSIGNMENT AND TRANSFER. This Agreement shall not be terminated by the merger or consolidation of the Company with any corporate or other entity or by the transfer of all or substantially all of the assets of the Company to any other person, corporation, firm or entity. The provisions of this Agreement shall be binding on and shall inure to the benefit of any such successor in interest to the Company. Neither this Agreement nor any of the rights, duties or obligations of the Executive shall be assignable by the Executive, nor shall any of the payments required or permitted to be made to the Executive by this Agreement be encumbered, transferred or in any way anticipated.

           Section 14.03. CAPTIONS. Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

           Section 14.04. GOVERNING LAW. This Agreement shall be construed under and enforced in accordance with the laws of The Commonwealth of Massachusetts.

           IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a sealed instrument as of the day and year first above written.

NETEGRITY, INC.                              EXECUTIVE

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 By: /s/ Regina O. Sommer                  By: /s/ Barry N. Bycoff
    --------------------------------          --------------------------------
      Chief Financial Officer                 Name:  Barry Bycoff